Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 January 21, 2025
www.zionsbancorporation.com
Fourth Quarter 2024 Financial Results: FOR IMMEDIATE RELEASE
Investor Contact: Shannon Drage (801) 844-8208
Media Contact: Rob Brough (801) 844-7979

Zions Bancorporation, N.A. reports: 4Q24 Net Earnings of $200 million, diluted EPS of $1.34 compared with 4Q23 Net Earnings of $116 million, diluted EPS of $0.78, and 3Q24 Net Earnings of $204 million, diluted EPS of $1.37
FOURTH QUARTER RESULTS

$1.34	$200 million	3.05%	10.9%
Net earnings per diluted common share	Net earnings	Net interest margin (“NIM”)	Estimated Common Equity Tier 1 ratio

FOURTH QUARTER HIGHLIGHTS¹

Net Interest Income and NIM	•	Net interest income was $627 million, up 8%
	•	NIM was 3.05%, compared with 2.91%

Operating Performance	•	Pre-provision net revenue² ("PPNR") was $323 million, up 102%; adjusted PPNR² was $312 million, up 19%
	•	Customer-related noninterest income was $173 million, up 15%
	•	Noninterest expense was $509 million, down 12%; adjusted noninterest expense² was $509 million, up 4%

Loans and Credit Quality	•	Loans and leases were $59.4 billion, up 3%
	•	The provision for credit losses was $41 million, compared with less than $1 million
	•	The annualized ratio of net loan and lease charge-offs to average loans and leases was 0.24%, compared with 0.06%
	•	Nonperforming assets[3] were $298 million, or 0.50% of loans and leases and other real estate owned, compared with $228 million, or 0.39%
	•	Classified loans were $2.9 billion, or 4.8% of loans and leases, compared with $825 million, or 1.4%

Deposits and Borrowed Funds	•	Total deposits were $76.2 billion, up 2%; customer deposits (excluding brokered deposits) were $71.2 billion, up 1%
	•	Short-term borrowings, consisting primarily of secured borrowings, were $3.8 billion, down 12%

Capital	•	The estimated CET1 capital ratio was 10.9%, compared with 10.3%

Notable Items	•	Redemption of our Series G, I, and J preferred stock of $374 million

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO of Zions Bancorporation, commented, “We’re pleased with the continued improvement in the financial performance demonstrated by our fourth quarter results. Adjusted taxable-equivalent revenue increased 9% relative to year-ago levels, while adjusted noninterest expense increased 4%, resulting in a 19% increase in adjusted pre-provision net revenue.”
Mr. Simmons continued, “Net loan losses were higher in the quarter, at an annualized rate of 0.24%, with two-thirds of the net loss amount attributable to a single commercial & industrial credit. At the same time, nonperforming loans decreased 18% relative to the third quarter, to 0.50% of total loans. While classified loans have continued to increase, primarily in the commercial real estate portfolio, strong collateral and guarantor support mitigate the risk of significant defaults and losses in this portfolio.”
Mr. Simmons concluded, “We’re optimistic that the coming year will produce sustained growth, continued improvement in our net interest margin, and increased profitability.”

OPERATING PERFORMANCE[2]

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Adjusted PPNR	$312	$262	$1,131	$1,170
Net charge-offs (recoveries)	$36	$9	$60	$36
Efficiency ratio	62.0%	65.1%	64.2%	62.9%
Weighted average diluted shares	147.3	147.6	147.2	147.8
1 Comparisons noted in the bullet points are calculated for the current quarter compared with the same prior year period unless otherwise specified.
2 For information on non-GAAP financial measures, see pages 19-21.
3 Does not include banking premises held for sale.

ZIONS BANCORPORATION, N.A.
Press Release – Page 2

Comparisons noted in the sections below are calculated for the current quarter versus the same prior year period unless otherwise specified. Growth rates of 100% or more are considered not meaningful (“NM”) as they generally reflect a low starting point.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				4Q24 - 3Q24		4Q24 - 4Q23
(In millions)	4Q24	3Q24	4Q23	$	%	$	%

Interest and fees on loans	$873	$899	$848	$(26)	(3)%	$25	3%
Interest on money market investments	60	67	48	(7)	(10)	12	25
Interest on securities	129	138	144	(9)	(7)	(15)	(10)
Total interest income	1,062	1,104	1,040	(42)	(4)	22	2
Interest on deposits	371	403	395	(32)	(8)	(24)	(6)
Interest on short- and long-term borrowings	64	81	62	(17)	(21)	2	3
Total interest expense	435	484	457	(49)	(10)	(22)	(5)
Net interest income	$627	$620	$583	$7	1	$44	8
				bps		bps
Yield on interest-earning assets[1]	5.13%	5.35%	5.15%	(22)		(2)
Rate paid on total deposits and interest-bearing liabilities[1]	2.12%	2.36%	2.25%	(24)		(13)
Cost of total deposits[1]	1.93%	2.14%	2.06%	(21)		(13)
Net interest margin[1]	3.05%	3.03%	2.91%	2		14
1 Taxable-equivalent rates used where applicable.
Net interest income increased $44 million, or 8%, in the fourth quarter of 2024, relative to the prior year period, primarily as a result of lower funding costs. Net interest income also benefited from growth in average interest-earning assets. The net interest margin was 3.05%, compared with 2.91%.
The yield on average interest-earning assets was 5.13% in the fourth quarter of 2024, compared with 5.15% in the prior year period. The yield on average loans and leases decreased 2 basis points to 5.92%, and the yield on average securities decreased 11 basis points to 2.73% in the fourth quarter of 2024, reflecting lower interest rates.
The rate paid on total deposits and interest-bearing liabilities was 2.12%, compared with 2.25% in the prior year quarter, and the cost of total deposits was 1.93%, compared with 2.06%, reflecting the lower interest rate environment.
Average interest-earning assets increased $2.3 billion, or 3% from the prior year quarter, as growth of $2.2 billion in average loans and leases and $1.5 billion in average money market investments, was partially offset by a decline of $1.4 billion in average securities. The decrease in average securities was primarily due to principal reductions.
Average interest-bearing liabilities increased $3.0 billion, or 6%, from the prior year quarter, driven by increases of $2.5 billion and $0.5 billion in average interest-bearing deposits and average borrowed funds, respectively.

ZIONS BANCORPORATION, N.A.
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Noninterest Income
				4Q24 - 3Q24		4Q24 - 4Q23
(In millions)	4Q24	3Q24	4Q23	$	%	$	%

Commercial account fees	$47	$46	$43	$1	2%	$4	9%
Card fees	24	24	26	—	—	(2)	(8)
Retail and business banking fees	17	18	17	(1)	(6)	—	—
Loan-related fees and income	20	17	16	3	18	4	25
Capital markets fees	37	28	19	9	32	18	95
Wealth management fees	14	14	14	—	—	—	—
Other customer-related fees	14	14	15	—	—	(1)	(7)
Customer-related noninterest income	173	161	150	12	7	23	15
Fair value and nonhedge derivative income (loss)	3	(3)	(9)	6	NM	12	NM
Dividends and other income	9	5	8	4	80	1	13
Securities gains (losses), net	8	9	(1)	(1)	(11)	9	NM
Noncustomer-related noninterest income	20	11	(2)	9	82	22	NM
Total noninterest income	$193	$172	$148	$21	12	$45	30
Customer-related noninterest income increased $23 million, or 15%, compared with the prior year period. Capital markets fees increased $18 million, largely due to increased swap fees, real estate capital markets activity, and syndication fees. Commercial account fees increased $4 million, primarily due to growth in account analysis and treasury management sweep fees, and loan-related fees and income increased $4 million, mainly due to higher gains on loan sales and unused loan commitment fees.
Noncustomer-related noninterest income increased $22 million, compared with the prior year period. Fair value and nonhedge derivative income increased $12 million, primarily due to credit valuation adjustments on client-related interest rate swaps, and net securities gains increased $9 million, largely due to valuation adjustments in our SBIC investment portfolio.

Noninterest Expense
				4Q24 - 3Q24		4Q24 - 4Q23
(In millions)	4Q24	3Q24	4Q23	$	%	$	%

Salaries and employee benefits	$321	$317	$301	$4	1%	$20	7%
Technology, telecom, and information processing	66	66	65	—	—	1	2
Occupancy and equipment, net	42	40	38	2	5	4	11
Professional and legal services	17	14	17	3	21	—	—
Marketing and business development	10	12	11	(2)	(17)	(1)	(9)
Deposit insurance and regulatory expense	17	19	109	(2)	(11)	(92)	(84)
Credit-related expense	6	6	7	—	—	(1)	(14)
Other	30	28	33	2	7	(3)	(9)
Total noninterest expense	$509	$502	$581	$7	1	$(72)	(12)
Adjusted noninterest expense [1]	$509	$499	$489	$10	2	$20	4
1 For information on non-GAAP financial measures, see pages 19-21.
Noninterest expense decreased $72 million, or 12%, relative to the prior year quarter. Deposit insurance and regulatory expense decreased $92 million, or 84%, largely due to a $90 million accrual associated with the FDIC special assessment during the prior year quarter. This decrease was partially offset by an increase of $20 million, or 7%, in salaries and employee benefits expense, primarily due to higher incentive compensation, salary, and benefit accruals.

ZIONS BANCORPORATION, N.A.
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Adjusted noninterest expense increased $20 million, or 4%. The efficiency ratio was 62.0%, compared with 65.1%, as the increase in adjusted taxable-equivalent revenue outpaced the increase in adjusted noninterest expense. For information on non-GAAP financial measures, see pages 19-21.
BALANCE SHEET ANALYSIS

Investment Securities
				4Q24 - 3Q24		4Q24 - 4Q23
(In millions)	4Q24	3Q24	4Q23	$	%	$	%
Investment securities:
Available-for-sale, at fair value	$9,095	$9,495	$10,300	$(400)	(4)%	$(1,205)	(12)%
Held-to-maturity, at amortized cost	9,669	9,857	10,382	(188)	(2)	(713)	(7)
Total investment securities, net of allowance	$18,764	$19,352	$20,682	$(588)	(3)	$(1,918)	(9)
Total investment securities decreased $1.9 billion, or 9%, to $18.8 billion at December 31, 2024, largely due to principal reductions. We invest in securities to actively manage liquidity and interest rate risk and to generate interest income. We primarily own securities that can readily provide us cash and liquidity through secured borrowing agreements without the need to sell the securities. Our fixed-rate securities portfolio helps balance the inherent interest rate mismatch between loans and deposits and protects the economic value of shareholders' equity.

Loans and Leases
				4Q24 - 3Q24		4Q24 - 4Q23
(In millions)	4Q24	3Q24	4Q23	$	%	$	%

Loans held for sale	$74	$97	$53	$(23)	(24)%	$21	40%
Loans and leases:
Commercial	$30,965	$30,785	$30,588	$180	1	$377	1
Commercial real estate	13,477	13,483	13,371	(6)	—	106	1
Consumer	14,968	14,616	13,820	352	2	1,148	8
Loans and leases, net of unearned income and fees	59,410	58,884	57,779	526	1	1,631	3
Less allowance for loan losses	696	694	684	2	—	12	2
Loans and leases held for investment, net of allowance	$58,714	$58,190	$57,095	$524	1	$1,619	3
Unfunded lending commitments	$29,618	$29,121	$29,716	$497	2	$(98)	—
Loans and leases, net of unearned income and fees, increased $1.6 billion, or 3%, to $59.4 billion, relative to the prior year quarter. Consumer loans increased $1.1 billion from the prior year quarter, primarily in the 1-4 family residential loan portfolio, and commercial loans increased $0.4 billion, primarily in the commercial and industrial loan portfolio.

ZIONS BANCORPORATION, N.A.
Press Release – Page 5

Credit Quality
				4Q24 - 3Q24		4Q24 - 4Q23
(In millions)	4Q24	3Q24	4Q23	$	%	$	%

Provision for credit losses	$41	$13	$—	$28	NM	$41	NM
Allowance for credit losses	741	736	729	5	1%	12	2%
Net loan and lease charge-offs (recoveries)	36	3	9	33	NM	27	NM
Nonperforming assets	298	368	228	(70)	(19)	70	31
Classified loans	2,870	2,093	825	777	37	2,045	NM
	4Q24	3Q24	4Q23	bps		bps
Ratio of ACL to loans and leases outstanding, at period end	1.25%	1.25%	1.26%	—		(1)
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.24%	0.02%	0.06%	22		18
Ratio of nonperforming assets to loans and leases and other real estate owned	0.50%	0.62%	0.39%	(12)		11
Ratio of classified loans to total loans and leases	4.83%	3.55%	1.43%	128		340
During the fourth quarter of 2024, we recorded a $41 million provision for credit losses, compared with a provision of less than $1 million during the prior year period. The allowance for credit losses (“ACL”) was $741 million at December 31, 2024, compared with $729 million at December 31, 2023. The increase in the ACL primarily reflects loan growth, credit quality deterioration, and higher reserves associated with portfolio-specific risks including commercial real estate (“CRE”), partially offset by improvements in economic forecasts. The ratio of ACL to total loans and leases remained relatively stable at 1.25% at December 31, 2024, compared with 1.26% at December 31, 2023.
Net loan and lease charge-offs totaled $36 million, compared with $9 million in the prior year quarter, primarily due to a $24 million charge-off on one commercial and industrial loan. Nonperforming as sets totaled $298 million, or 0.50%, of total loans and leases and other real estate owned, compared with $228 million, or 0.39%. The increase in nonperforming assets was primarily due to a small number of loans in the commercial and industrial and term CRE portfolios.
Classified loans totaled $2.9 billion, or 4.83%, of total loans and leases, compared with $825 million, or 1.43%. The increase in classified loans was primarily in the multifamily and industrial CRE loan portfolios, largely due to an increased emphasis in risk grading on current cash flows, and less emphasis on the adequacy of collateral values and the strength of guarantors and sponsors. The increase in classified loans was also attributable to weaker performance, particularly for 2021 and 2022 construction loan vintages, as borrowers missed projections due to longer-than-anticipated lease-up periods, rent concessions, elevated costs, and higher interest rates. The loss content of our CRE loan portfolio continues to be mitigated by strong underwriting, supported by high borrower equity and guarantor support; consequently, our CRE nonperforming assets have remained relatively stable.

ZIONS BANCORPORATION, N.A.
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Deposits and Borrowed Funds
				4Q24 - 3Q24		4Q24 - 4Q23
(In millions)	4Q24	3Q24	4Q23	$	%	$	%

Deposits:
Noninterest-bearing demand	$24,704	$24,973	$26,244	$(269)	(1)%	$(1,540)	(6)%
Interest-bearing:
Savings and money market	40,037	39,215	38,663	822	2	1,374	4
Time	6,448	6,333	5,619	115	2	829	15
Brokered	5,034	5,197	4,435	(163)	(3)	599	14
Total interest-bearing	51,519	50,745	48,717	774	2	2,802	6
Total deposits	$76,223	$75,718	$74,961	$505	1	$1,262	2
Borrowed funds:
Federal funds purchased and other short-term borrowings	$3,832	$2,919	$4,379	$913	31	$(547)	(12)
Long-term debt	950	548	542	402	73	408	75
Total borrowed funds	$4,782	$3,467	$4,921	$1,315	38	$(139)	(3)
Total deposits increased $1.3 billion from the prior year quarter, as a $2.8 billion increase in interest-bearing deposits was partially offset by a $1.5 billion decrease in noninterest-bearing demand deposits. At December 31, 2024, customer deposits (excluding brokered deposits) totaled $71.2 billion, compared with $70.5 billion at December 31, 2023, and included approximately $7.0 billion and $6.8 billion of reciprocal deposits, respectively. Our loan-to-deposit ratio was 78%, compared with 77% in the prior year quarter.
Total borrowed funds, consisting primarily of secured borrowings, decreased $139 million, or 3%, from the prior year quarter, as a decline in security repurchase agreements was partially offset by an increase in long-term debt. The increase in long-term debt was due to the issuance of $500 million of 6.82% Fixed-to-Floating Subordinated Notes due 2035, partially offset by the redemption of $88 million of 6.95% Fixed-to-Floating Subordinated Notes due 2028 during the fourth quarter of 2024.

Shareholders’ Equity
				4Q24 - 3Q24		4Q24 - 4Q23
(In millions, except share data)	4Q24	3Q24	4Q23	$	%	$	%
Shareholders’ equity:
Preferred stock	$66	$440	$440	$(374)	(85)%	$(374)	(85)%
Common stock and additional paid-in capital	1,737	1,717	1,731	20	1	6	—
Retained earnings	6,701	6,564	6,212	137	2	489	8
Accumulated other comprehensive income (loss)	(2,380)	(2,336)	(2,692)	(44)	(2)	312	12
Total shareholders’ equity	$6,124	$6,385	$5,691	$(261)	(4)	$433	8
Capital distributions:
Common dividends paid	$64	$61	$61	$3	5	$3	5
Bank common stock repurchased	—	—	—	—	—	—	—
Total capital distributed to common shareholders	$64	$61	$61	$3	5	$3	5

				shares	%	shares	%
Weighted average diluted common shares outstanding (in thousands)	147,329	147,150	147,645	179	—%	(316)	—%
Common shares outstanding, at period end (in thousands)	147,871	147,699	148,153	172	—	(282)	—

ZIONS BANCORPORATION, N.A.
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Preferred stock decreased $374 million due to the redemption of the outstanding shares of our Series G, I, and J preferred stock during the fourth quarter of 2024. The redemption resulted in a one-time reduction to net earnings applicable to common shareholders of approximately $6 million arising from the accelerated recognition of preferred stock issuance costs.
The common stock dividend was $0.43 per share, compared with $0.41 during the fourth quarter of 2023. Common shares outstanding decreased 0.3 million from the fourth quarter of 2023, primarily due to common stock repurchases in the first quarter of 2024.
Accumulated other comprehensive income (loss) (“AOCI”) was a loss of $2.4 billion at December 31, 2024, an improvement of $312 million when compared with December 31, 2023, and largely reflects a decline in the fair value of fixed-rate available-for-sale securities as a result of changes in interest rates. Absent any sales or credit impairment of these securities, the unrealized losses will not be recognized in earnings. We do not intend to sell any securities with unrealized losses. Although changes in AOCI are reflected in shareholders’ equity, they are currently excluded from regulatory capital, and therefore do not impact our regulatory capital ratios.
Estimated common equity tier 1 (“CET1”) capital was $7.4 billion, an increase of 7%, compared with $6.9 billion in the prior year period. The estimated CET1 capital ratio was 10.9%, compared with 10.3%. Tangible book value per common share increased to $33.85, compared with $28.30, primarily due to an increase in retained earnings and reduced unrealized losses in AOCI. For more information on non-GAAP financial measures, see pages 19-21.

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss the fourth quarter results at 5:30 p.m. ET on January 21, 2025. Media representatives, analysts, investors, and the public are invited to join this discussion by calling (877) 709-8150 (domestic and international) and using the meeting number 13750908, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with approximately $89 billion of total assets at December 31, 2024, and annual net revenue of $3.1 billion in 2024. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The Bank is a consistent recipient of national and state-wide customer survey awards in small- and middle-market banking, as well as a leader in public finance advisory services and Small Business Administration lending. In addition, Zions is included in the S&P MidCap 400 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at www.zionsbancorporation.com.
Forward-Looking Information
This earnings release includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied. Forward-looking statements include, among others:
•Statements with respect to the beliefs, plans, objectives, goals, targets, commitments, designs, guidelines, expectations, anticipations, and future financial condition, results of operations, and performance of Zions Bancorporation, National Association and its subsidiaries (collectively “Zions Bancorporation, N.A.,” “the Bank,” “we,” “our,” “us”); and

ZIONS BANCORPORATION, N.A.
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•Statements preceded or followed by, or that include the words “may,” “might,” “can,” “continue,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “forecasts,” “expect,” “intend,” “target,” “commit,” “design,” “plan,” “projects,” “will,” and the negative thereof and similar words and expressions.
Forward-looking statements are not guarantees, nor should they be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Although the following list is not comprehensive, important factors that may cause material differences include:
•The quality and composition of our loan and investment securities portfolios and the quality and composition of our deposits;
•Changes in general industry, political, and economic conditions, including elevated inflation, economic slowdown or recession, or other economic challenges; changes in interest and reference rates, which could adversely affect our revenue and expenses, the value of assets and liabilities, and the availability and cost of capital and liquidity; deterioration in economic conditions that may result in increased loan and lease losses;
•The effects of newly enacted and proposed regulations affecting us and the banking industry, as well as changes and uncertainties in applicable laws, and fiscal, monetary, regulatory, trade, and tax policies;
•Actions taken by governments, agencies, central banks, and similar organizations, including those that result in decreases in revenue, increases in regulatory bank fees, insurance assessments, and capital standards; and other regulatory requirements;
•Judicial, regulatory and administrative inquiries, investigations, examinations or proceedings and the outcomes thereof that create uncertainty for, or are adverse to us or, the banking industry;
•Changes in our credit ratings;
•Our ability to innovate and otherwise address competitive pressures and other factors that may affect aspects of our business, such as pricing, relevance of and demand for our products and services, and our ability to recruit and retain talent;
•The potential for both positive and disruptive impacts of technological advancements, such as digital currencies and commerce, blockchain, artificial intelligence, quantum and cloud computing, and other innovations affecting us and the banking industry;
•Our ability to complete projects and initiatives and execute on our strategic plans, manage our risks, control compensation and other expenses, and achieve our business objectives;
•Our ability to develop and maintain technology, information security systems, and controls designed to guard against fraud, cybersecurity, and privacy risks and related incidents;
•Our ability to provide adequate oversight of our suppliers to help us prevent or mitigate effects upon us and our customers of inadequate performance, systems failures, or cyber and other incidents by, or affecting, third parties upon whom we rely for the delivery of various products and services;
•The effects of wars and geopolitical conflicts, and other local, national, or international disasters, crises, or conflicts that may occur in the future;
•Natural disasters, pandemics, catastrophic events, and other emergencies and incidents, and their impact on our and our customers’ operations, business, and communities, including the increasing difficulty in, and the expense of, obtaining property, auto, business, and other insurance products;
•Governmental and social responses to environmental, social, and governance issues, including those with respect to climate change;
•Securities and capital markets behavior, including volatility and changes in market liquidity and our ability to raise capital;
•The possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and shareholders’ equity;
•The impact of bank closures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks;

ZIONS BANCORPORATION, N.A.
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•Adverse news and other expressions of negative public opinion whether directed at us, other banks, the banking industry, or otherwise that may adversely affect our reputation and that of the banking industry generally;
•Protracted congressional negotiations and political stalemates regarding government funding and other issues, including those that increase the possibility of government shutdowns, downgrades in United States (“U.S.”) credit ratings, or other economic disruptions; and
•Other assumptions, risks, or uncertainties described in this earnings release, and other SEC filings.
We caution against the undue reliance on forward-looking statements, which reflect our views only as of the date they are made. Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the revisions to any forward-looking statements to reflect future events or developments.

ZIONS BANCORPORATION, N.A.
Press Release – Page 10

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
BALANCE SHEET [1]
Loans held for investment, net of allowance	$58,714	$58,190	$57,719	$57,410	$57,095
Total assets	88,775	87,032	87,606	87,060	87,203
Deposits	76,223	75,718	73,770	74,237	74,961
Total shareholders’ equity	6,124	6,385	6,025	5,829	5,691
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$200	$204	$190	$143	$116
Net interest income	627	620	597	586	583
Taxable-equivalent net interest income [2]	639	632	608	596	593
Total noninterest income	193	172	179	156	148
Total noninterest expense	509	502	509	526	581
Pre-provision net revenue [2]	323	302	278	226	160
Adjusted pre-provision net revenue [2]	312	299	278	242	262
Provision for credit losses	41	13	5	13	—
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$1.34	$1.37	$1.28	$0.96	$0.78
Dividends	0.43	0.41	0.41	0.41	0.41
Book value per common share [1]	40.97	40.25	37.82	36.50	35.44
Tangible book value per common share [1,2]	33.85	33.12	30.67	29.34	28.30
Weighted average share price	54.60	47.13	42.01	41.03	35.95
Weighted average diluted common shares outstanding (in thousands)	147,329	147,150	147,120	147,343	147,645
Common shares outstanding (in thousands) [1]	147,871	147,699	147,684	147,653	148,153
SELECTED RATIOS AND OTHER DATA
Return on average assets	0.96%	0.95%	0.91%	0.70%	0.57%
Return on average common equity	13.2%	14.1%	14.0%	10.9%	9.2%
Return on average tangible common equity [2]	16.0%	17.4%	17.5%	13.7%	11.8%
Net interest margin	3.05%	3.03%	2.98%	2.94%	2.91%
Cost of total deposits	1.93%	2.14%	2.11%	2.06%	2.06%
Efficiency ratio [2]	62.0%	62.5%	64.5%	67.9%	65.1%
Effective tax rate [3]	20.0%	22.7%	23.3%	24.6%	16.0%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.50%	0.62%	0.45%	0.44%	0.39%
Annualized ratio of net loan and lease charge-offs to average loans	0.24%	0.02%	0.10%	0.04%	0.06%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.25%	1.25%	1.24%	1.27%	1.26%
Full-time equivalent employees	9,406	9,503	9,696	9,708	9,679
CAPITAL RATIOS AND DATA [1]
Tangible common equity ratio [2]	5.7%	5.7%	5.2%	5.0%	4.9%
Common equity tier 1 capital [4]	$7,363	$7,206	$7,057	$6,920	$6,863
Risk-weighted assets [4]	$67,660	$67,305	$66,885	$66,824	$66,934
Common equity tier 1 capital ratio [4]	10.9%	10.7%	10.6%	10.4%	10.3%
Tier 1 risk-based capital ratio [4]	11.0%	11.4%	11.2%	11.0%	10.9%
Total risk-based capital ratio [4]	13.3%	13.2%	13.1%	12.9%	12.8%
Tier 1 leverage ratio [4]	8.3%	8.6%	8.5%	8.4%	8.3%
1 At period end.
2 For information on non-GAAP financial measures, see pages 19-21.
3 The decrease in the effective tax rate at December 31, 2023 was the result of changes in the reserve for uncertain tax positions.
4 Current period ratios and amounts represent estimates.

ZIONS BANCORPORATION, N.A.
Press Release – Page 11

CONSOLIDATED BALANCE SHEETS

(In millions, shares in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$651	$1,114	$717	$709	$716
Money market investments:
Interest-bearing deposits	2,850	1,253	2,276	1,688	1,488
Federal funds sold and securities purchased under agreements to resell	1,453	986	936	894	937
Trading securities, at fair value	35	68	24	59	48
Investment securities:
Available-for-sale, at fair value	9,095	9,495	9,483	9,931	10,300
Held-to-maturity[1], at amortized cost	9,669	9,857	10,065	10,209	10,382
Total investment securities, net of allowance	18,764	19,352	19,548	20,140	20,682
Loans held for sale[2]	74	97	112	12	53
Loans and leases, net of unearned income and fees	59,410	58,884	58,415	58,109	57,779
Less allowance for loan losses	696	694	696	699	684
Loans held for investment, net of allowance	58,714	58,190	57,719	57,410	57,095
Other noninterest-bearing investments	1,020	946	987	922	950
Premises, equipment, and software, net	1,366	1,372	1,383	1,396	1,400
Goodwill and intangibles	1,052	1,053	1,055	1,057	1,059
Other real estate owned	1	5	4	6	6
Other assets	2,795	2,596	2,845	2,767	2,769
Total assets	$88,775	$87,032	$87,606	$87,060	$87,203
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$24,704	$24,973	$24,731	$25,137	$26,244
Interest-bearing:
Savings and money market	40,037	39,242	38,596	38,879	38,721
Time	11,482	11,503	10,443	10,221	9,996
Total deposits	76,223	75,718	73,770	74,237	74,961
Federal funds and other short-term borrowings	3,832	2,919	5,651	4,895	4,379
Long-term debt	950	548	546	544	542
Reserve for unfunded lending commitments	45	42	30	37	45
Other liabilities	1,601	1,420	1,584	1,518	1,585
Total liabilities	82,651	80,647	81,581	81,231	81,512
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	66	440	440	440	440
Common stock[3] ($0.001 par value; authorized 350,000 shares) and additional paid-in capital	1,737	1,717	1,713	1,705	1,731
Retained earnings	6,701	6,564	6,421	6,293	6,212
Accumulated other comprehensive income (loss)	(2,380)	(2,336)	(2,549)	(2,609)	(2,692)
Total shareholders’ equity	6,124	6,385	6,025	5,829	5,691
Total liabilities and shareholders’ equity	$88,775	$87,032	$87,606	$87,060	$87,203
[1] Held-to-maturity (fair value)	$9,382	$10,024	$9,891	$10,105	$10,466
[2] Loans held for sale (carried at fair value)	25	58	58	—	43
[3] Common shares (issued and outstanding)	147,871	147,699	147,684	147,653	148,153

ZIONS BANCORPORATION, N.A.
Press Release – Page 12

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three Months Ended
(In millions, except share and per share amounts)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Interest income:
Interest and fees on loans	$873	$899	$877	$865	$848
Interest on money market investments	60	67	56	47	48
Interest on securities	129	138	140	142	144
Total interest income	1,062	1,104	1,073	1,054	1,040
Interest expense:
Interest on deposits	371	403	390	376	395
Interest on short- and long-term borrowings	64	81	86	92	62
Total interest expense	435	484	476	468	457
Net interest income	627	620	597	586	583
Provision for credit losses:
Provision for loan losses	38	1	12	21	12
Provision for unfunded lending commitments	3	12	(7)	(8)	(12)
Total provision for credit losses	41	13	5	13	—
Net interest income after provision for credit losses	586	607	592	573	583
Noninterest income:
Commercial account fees	47	46	45	44	43
Card fees	24	24	25	23	26
Retail and business banking fees	17	18	16	16	17
Loan-related fees and income	20	17	18	15	16
Capital markets fees	37	28	21	24	19
Wealth management fees	14	14	15	15	14
Other customer-related fees	14	14	14	14	15
Customer-related noninterest income	173	161	154	151	150
Fair value and nonhedge derivative income (loss)	3	(3)	(1)	1	(9)
Dividends and other income	9	5	22	6	8
Securities gains (losses), net	8	9	4	(2)	(1)
Total noninterest income	193	172	179	156	148
Noninterest expense:
Salaries and employee benefits	321	317	318	331	301
Technology, telecom, and information processing	66	66	66	62	65
Occupancy and equipment, net	42	40	40	39	38
Professional and legal services	17	14	17	16	17
Marketing and business development	10	12	13	10	11
Deposit insurance and regulatory expense	17	19	21	34	109
Credit-related expense	6	6	6	7	7
Other real estate expense, net	—	—	(1)	—	—
Other	30	28	29	27	33
Total noninterest expense	509	502	509	526	581
Income before income taxes	270	277	262	203	150
Income taxes	54	63	61	50	24
Net income	216	214	201	153	126
Preferred stock dividends	(10)	(10)	(11)	(10)	(10)
Preferred stock redemption	(6)	—	—	—	—
Net earnings applicable to common shareholders	$200	$204	$190	$143	$116
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	147,247	147,138	147,115	147,338	147,640
Diluted shares (in thousands)	147,329	147,150	147,120	147,343	147,645
Net earnings per common share:
Basic	$1.34	$1.37	$1.28	$0.96	$0.78
Diluted	1.34	1.37	1.28	0.96	0.78

ZIONS BANCORPORATION, N.A.
Press Release – Page 13

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(In millions, except share and per share amounts)	2024	2023
	(Unaudited)
Interest income:
Interest and fees on loans	$3,514	$3,196
Interest on money market investments	230	188
Interest on securities	549	563
Total interest income	4,293	3,947
Interest expense:
Interest on deposits	1,540	1,063
Interest on short- and long-term borrowings	323	446
Total interest expense	1,863	1,509
Net interest income	2,430	2,438
Provision for credit losses:
Provision for loan losses	72	148
Provision for unfunded lending commitments	—	(16)
Total provision for credit losses	72	132
Net interest income after provision for loan losses	2,358	2,306
Noninterest income:
Commercial account fees	182	174
Card fees	96	101
Retail and business banking fees	67	66
Loan-related fees and income	70	79
Capital markets fees	110	81
Wealth management fees	58	58
Other customer-related fees	56	61
Customer-related noninterest income	639	620
Fair value and nonhedge derivative income (loss)	—	(4)
Dividends and other income	42	57
Securities gains (losses), net	19	4
Total noninterest income	700	677
Noninterest expense:
Salaries and employee benefits	1,287	1,275
Technology, telecom, and information processing	260	240
Occupancy and equipment, net	161	160
Professional and legal services	64	62
Marketing and business development	45	46
Deposit insurance and regulatory expense	91	169
Credit-related expense	25	26
Other real estate expense, net	(1)	—
Other	114	119
Total noninterest expense	2,046	2,097
Income before income taxes	1,012	886
Income taxes	228	206
Net income	784	680
Preferred stock dividends	(41)	(32)
Preferred stock redemption	(6)	—
Net earnings applicable to common shareholders	$737	$648
Weighted average common shares outstanding during the year:
Basic shares (in thousands)	147,210	147,748
Diluted shares (in thousands)	147,215	147,756
Net earnings per common share:
Basic	$4.95	$4.35
Diluted	4.95	4.35

ZIONS BANCORPORATION, N.A.
Press Release – Page 14

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Commercial:
Commercial and industrial	$16,891	$16,757	$16,622	$16,519	$16,684
Leasing	377	377	390	388	383
Owner occupied	9,333	9,381	9,236	9,295	9,219
Municipal	4,364	4,270	4,263	4,277	4,302
Total commercial	30,965	30,785	30,511	30,479	30,588
Commercial real estate:
Construction and land development	2,774	2,833	2,725	2,686	2,669
Term	10,703	10,650	10,824	10,892	10,702
Total commercial real estate	13,477	13,483	13,549	13,578	13,371
Consumer:
Home equity credit line	3,641	3,543	3,468	3,382	3,356
1-4 family residential	9,939	9,489	9,153	8,778	8,415
Construction and other consumer real estate	810	997	1,139	1,321	1,442
Bankcard and other revolving plans	457	461	466	439	474
Other	121	126	129	132	133
Total consumer	14,968	14,616	14,355	14,052	13,820
Total loans and leases	$59,410	$58,884	$58,415	$58,109	$57,779

Nonperforming Assets
(Unaudited)

(In millions)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Nonaccrual loans [1]	$297	$363	$261	$248	$222
Other real estate owned [2]	1	5	4	6	6
Total nonperforming assets	$298	$368	$265	$254	$228
Ratio of nonperforming assets to loans[1] and leases and other real estate owned [2]	0.50%	0.62%	0.45%	0.44%	0.39%
Accruing loans past due 90 days or more	$18	$7	$6	$3	$3
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.03%	0.01%	0.01%	0.01%	0.01%
Nonaccrual loans and accruing loans past due 90 days or more	$315	$370	$267	$251	$225
Ratio of nonperforming assets[1] and accruing loans 90 days or more past due to loans and leases and other real estate owned	0.53%	0.64%	0.46%	0.44%	0.40%
Accruing loans past due 30-89 days	$57	$89	$114	$77	$86
Classified loans	2,870	2,093	1,264	966	825
Ratio of classified loans to total loans and leases	4.83%	3.55%	2.16%	1.66%	1.43%
1 Includes loans held for sale.
2 Does not include banking premises held for sale.

ZIONS BANCORPORATION, N.A.
Press Release – Page 15

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Allowance for Loan and Lease Losses
Balance at beginning of period	$694	$696	$699	$684	$681
Provision for loan losses	38	1	12	21	12
Loan and lease charge-offs	41	15	21	14	13
Less: Recoveries	5	12	6	8	4
Net loan and lease charge-offs (recoveries)	36	3	15	6	9
Balance at end of period	$696	$694	$696	$699	$684
Ratio of allowance for loan losses to loans[1] and leases, at period end	1.17%	1.18%	1.19%	1.20%	1.18%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	234%	191%	267%	282%	308%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.24%	0.02%	0.10%	0.04%	0.06%
Reserve for Unfunded Lending Commitments
Balance at beginning of period	$42	$30	$37	$45	$57
Provision for unfunded lending commitments	3	12	(7)	(8)	(12)
Balance at end of period	$45	$42	$30	$37	$45
Allowance for Credit Losses
Allowance for loan losses	$696	$694	$696	$699	$684
Reserve for unfunded lending commitments	45	42	30	37	45
Total allowance for credit losses	$741	$736	$726	$736	$729
Ratio of ACL to loans[1] and leases outstanding, at period end	1.25%	1.25%	1.24%	1.27%	1.26%
1 Does not include loans held for sale.

ZIONS BANCORPORATION, N.A.
Press Release – Page 16

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Commercial:
Commercial and industrial	$114	$173	$111	$110	$82
Leasing	2	2	2	2	2
Owner occupied	31	29	28	20	20
Municipal	11	11	6	—	—
Total commercial	158	215	147	132	104
Commercial real estate:
Construction and land development	—	2	2	1	22
Term	59	67	35	42	39
Total commercial real estate	59	69	37	43	61
Consumer:
Home equity credit line	30	30	29	27	17
1-4 family residential	49	47	46	44	40
Bankcard and other revolving plans	1	1	1	1	—
Other	—	1	1	1	—
Total consumer	80	79	77	73	57
Total nonaccrual loans	$297	$363	$261	$248	$222

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Commercial:
Commercial and industrial	$35	$3	$4	$4	$7
Owner occupied	(1)	—	—	—	—
Total commercial	34	3	4	4	7
Commercial real estate:
Construction and land development	—	—	—	(1)	—
Term	—	(2)	11	—	—
Total commercial real estate	—	(2)	11	(1)	—
Consumer:
Home equity credit line	—	—	—	—	—
1-4 family residential	—	—	(1)	1	—
Bankcard and other revolving plans	2	2	1	1	2
Other	—	—	—	1	—
Total consumer loans	2	2	—	3	2
Total net charge-offs (recoveries)	$36	$3	$15	$6	$9

ZIONS BANCORPORATION, N.A.
Press Release – Page 17

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)	Three Months Ended
	December 31, 2024		September 30, 2024		December 31, 2023
(In millions)	Average balance	Yield/ Rate [1]	Average balance	Yield/ Rate [1]	Average balance	Yield/ Rate [1]
ASSETS
Money market investments:
Interest-bearing deposits	$2,059	4.87%	$2,457	5.53%	$1,590	5.52%
Federal funds sold and securities purchased under agreements to resell	2,698	5.10%	2,258	5.82%	1,704	5.91%
Total money market investments	4,757	5.00%	4,715	5.67%	3,294	5.72%
Trading securities	40	4.37%	32	4.18%	39	4.80%
Investment securities:
Available-for-sale	9,310	3.26%	9,442	3.53%	10,013	3.48%
Held-to-maturity	9,739	2.22%	9,936	2.22%	10,448	2.22%
Total investment securities	19,049	2.73%	19,378	2.86%	20,461	2.84%
Loans held for sale	76	NM	104	NM	32	NM
Loans and leases:[2]
Commercial	31,020	5.89%	30,671	6.14%	30,219	5.81%
Commercial real estate	13,514	6.86%	13,523	7.23%	13,264	7.19%
Consumer	14,781	5.10%	14,471	5.18%	13,662	5.02%
Total loans and leases	59,315	5.92%	58,665	6.15%	57,145	5.94%
Total interest-earning assets	83,237	5.13%	82,894	5.35%	80,971	5.15%
Cash and due from banks	751		703		739
Allowance for credit losses on loans and debt securities	(674)		(699)		(681)
Goodwill and intangibles	1,053		1,054		1,060
Other assets	5,202		5,218		5,644
Total assets	$89,569		$89,170		$87,733
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$39,765	2.37%	$39,031	2.72%	$37,941	2.71%
Time	11,780	4.54%	11,275	4.81%	11,132	4.84%
Total interest-bearing deposits	51,545	2.87%	50,306	3.19%	49,073	3.19%
Borrowed funds:
Federal funds purchased and security repurchase agreements	1,251	4.64%	1,072	5.33%	1,774	5.38%
Other short-term borrowings	3,114	4.72%	4,704	4.89%	2,282	5.16%
Long-term debt	767	6.32%	546	5.91%	541	6.06%
Total borrowed funds	5,132	4.94%	6,322	5.06%	4,597	5.35%
Total interest-bearing liabilities	56,677	3.05%	56,628	3.40%	53,670	3.38%
Noninterest-bearing demand deposits	24,858		24,723		26,851
Other liabilities	1,623		1,641		1,792
Total liabilities	83,158		82,992		82,313
Shareholders’ equity:
Preferred equity	375		440		440
Common equity	6,036		5,738		4,980
Total shareholders’ equity	6,411		6,178		5,420
Total liabilities and shareholders’ equity	$89,569		$89,170		$87,733
Spread on average interest-bearing funds		2.08%		1.95%		1.77%
Impact of net noninterest-bearing sources of funds		0.97%		1.08%		1.14%
Net interest margin		3.05%		3.03%		2.91%
Memo: total cost of deposits		1.93%		2.14%		2.06%
Memo: total deposits and interest-bearing liabilities	$81,535	2.12%	$81,351	2.36%	$80,521	2.25%
1 Taxable-equivalent rates used where applicable.
2 Net of unamortized purchase premiums, discounts, and deferred loan fees and costs.

ZIONS BANCORPORATION, N.A.
Press Release – Page 18

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)	Twelve Months Ended
	December 31, 2024		December 31, 2023
(In millions)	Average balance	Yield/ Rate [1]	Average balance	Yield/ Rate [1]
ASSETS
Money market investments:
Interest-bearing deposits	$1,970	5.40%	$2,163	5.18%
Federal funds sold and securities purchased under agreements to resell	2,203	5.62%	1,358	5.57%
Total money market investments	4,173	5.52%	3,521	5.33%
Trading securities	36	4.41%	53	2.86%
Investment securities:
Available-for-sale	9,621	3.46%	10,900	3.03%
Held-to-maturity	10,017	2.23%	10,731	2.24%
Total investment securities	19,638	2.83%	21,631	2.64%
Loans held for sale	70	NM	39	NM
Loans and leases:[2]
Commercial	30,671	6.01%	30,519	5.50%
Commercial real estate	13,532	7.14%	13,023	6.98%
Consumer	14,344	5.14%	13,198	4.84%
Total loans and leases	58,547	6.06%	56,740	5.69%
Total interest-earning assets	82,464	5.26%	81,984	4.86%
Cash and due from banks	714		662
Allowance for credit losses on loans and debt securities	(689)		(632)
Goodwill and intangibles	1,055		1,062
Other assets	5,279		5,579
Total assets	$88,823		$88,655
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$38,796	2.63%	$34,135	1.90%
Time	10,898	4.75%	9,028	4.58%
Total interest-bearing deposits	49,694	3.10%	43,163	2.46%
Borrowed funds:
Federal funds purchased and security repurchase agreements	1,309	5.19%	3,380	4.98%
Other short-term borrowings	4,458	4.90%	4,741	5.08%
Long-term debt	600	6.07%	592	6.09%
Total borrowed funds	6,367	5.07%	8,713	5.11%
Total interest-bearing funds	56,061	3.32%	51,876	2.91%
Noninterest-bearing demand deposits	25,066		29,703
Other liabilities	1,643		1,797
Total liabilities	82,770		83,376
Shareholders’ equity:
Preferred equity	423		440
Common equity	5,630		4,839
Total shareholders’ equity	6,053		5,279
Total liabilities and shareholders’ equity	$88,823		$88,655
Spread on average interest-bearing funds		1.94%		1.95%
Impact of net noninterest-bearing sources of funds		1.06%		1.07%
Net interest margin		3.00%		3.02%
Memo: total cost of deposits		2.06%		1.46%
Memo: total deposits and interest-bearing liabilities	$81,127	2.28%	$81,579	1.87%
1 Taxable-equivalent rates used where applicable.
2 Net of unamortized purchase premiums, discounts, and deferred loan fees and costs.

ZIONS BANCORPORATION, N.A.
Press Release – Page 19

NON-GAAP FINANCIAL MEASURES
(Unaudited)
This press release presents non-GAAP financial measures in addition to GAAP financial measures. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. We consider these adjustments to be relevant to ongoing operating results and provide a meaningful basis for period-to-period comparisons. We use these non-GAAP financial measures to assess our performance and financial position. We believe that presenting these non-GAAP financial measures allows investors to assess our performance on the same basis as that applied by our management and the financial services industry.
Non-GAAP financial measures have inherent limitations and are not necessarily comparable to similar financial measures that may be presented by other financial services companies. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
Tangible Common Equity and Related Measures
Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. We believe these non-GAAP measures provide useful information about our use of shareholders’ equity and provide a basis for evaluating the performance of a business more consistently, whether acquired or developed internally.
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (NON-GAAP)

		Three Months Ended
(Dollar amounts in millions)		December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Net earnings applicable to common shareholders (GAAP)		$200	$204	$190	$143	$116
Adjustments, net of tax:
Amortization of core deposit and other intangibles		1	1	1	1	1
Adjusted net earnings applicable to common shareholders, net of tax	(a)	$201	$205	$191	$144	$117
Average common equity (GAAP)		$6,036	$5,738	$5,450	$5,289	$4,980
Average goodwill and intangibles		(1,053)	(1,054)	(1,056)	(1,058)	(1,060)
Average tangible common equity (non-GAAP)	(b)	$4,983	$4,684	$4,394	$4,231	$3,920
Number of days in quarter	(c)	92	92	91	91	92
Number of days in year	(d)	366	366	366	366	365
Return on average tangible common equity (non-GAAP) [1]	(a/b/c)*d	16.0%	17.4%	17.5%	13.7%	11.8%
1 Excluding the effect of AOCI from average tangible common equity would result in associated returns of 10.9%, 11.4%, 10.9%, 8.4%, and 6.7%, for the periods presented, respectively.

ZIONS BANCORPORATION, N.A.
Press Release – Page 20

TANGIBLE EQUITY RATIO, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER COMMON SHARE (ALL NON-GAAP MEASURES)

(Dollar amounts in millions, except per share amounts)		December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Total shareholders’ equity (GAAP)		$6,124	$6,385	$6,025	$5,829	$5,691
Goodwill and intangibles		(1,052)	(1,053)	(1,055)	(1,057)	(1,059)
Tangible equity (non-GAAP)	(a)	5,072	5,332	4,970	4,772	4,632
Preferred stock		(66)	(440)	(440)	(440)	(440)
Tangible common equity (non-GAAP)	(b)	$5,006	$4,892	$4,530	$4,332	$4,192
Total assets (GAAP)		$88,775	$87,032	$87,606	$87,060	$87,203
Goodwill and intangibles		(1,052)	(1,053)	(1,055)	(1,057)	(1,059)
Tangible assets (non-GAAP)	(c)	$87,723	$85,979	$86,551	$86,003	$86,144
Common shares outstanding (in thousands)	(d)	147,871	147,699	147,684	147,653	148,153
Tangible equity ratio (non-GAAP) [1]	(a/c)	5.8%	6.2%	5.7%	5.5%	5.4%
Tangible common equity ratio (non-GAAP)	(b/c)	5.7%	5.7%	5.2%	5.0%	4.9%
Tangible book value per common share (non-GAAP)	(b/d)	$33.85	$33.12	$30.67	$29.34	$28.30
Efficiency Ratio and Adjusted Pre-Provision Net Revenue
The efficiency ratio is a measure of operating expense relative to revenue. We believe the efficiency ratio provides useful information regarding the cost of generating revenue. We make adjustments to exclude certain items that are not generally expected to recur frequently, as identified in the subsequent schedule, which we believe allows for more consistent comparability across periods. Adjusted noninterest expense provides a measure as to how we are managing our expenses. Adjusted pre-provision net revenue enables management and others to assess our ability to generate capital. Taxable-equivalent net interest income allows us to assess the comparability of revenue arising from both taxable and tax-exempt sources.
EFFICIENCY RATIO (NON-GAAP) AND ADJUSTED PRE-PROVISION NET REVENUE (NON-GAAP)

		Three Months Ended
(Dollar amounts in millions)		December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Noninterest expense (GAAP)	(a)	$509	$502	$509	$526	$581
Adjustments:
Severance costs		1	1	1	—	—
Other real estate expense, net		—	—	(1)	—	—
Amortization of core deposit and other intangibles		2	2	1	2	2
SBIC investment success fee accrual		—	—	1	—	—
FDIC special assessment		(3)	—	1	13	90
Total adjustments	(b)	—	3	3	15	92
Adjusted noninterest expense (non-GAAP)	(c)=(a-b)	$509	$499	$506	$511	$489

Net interest income (GAAP)	(d)	$627	$620	$597	$586	$583
Fully taxable-equivalent adjustments	(e)	12	12	11	10	10
Taxable-equivalent net interest income (non-GAAP)	(f)=(d+e)	639	632	608	596	593
Noninterest income (GAAP)	(g)	193	172	179	156	148
Combined income (non-GAAP)	(h)=(f+g)	832	804	787	752	741
Adjustments:
Fair value and nonhedge derivative income (loss)		3	(3)	(1)	1	(9)
Securities gains (losses), net		8	9	4	(2)	(1)
Total adjustments	(i)	11	6	3	(1)	(10)
Adjusted taxable-equivalent revenue (non-GAAP)	(j)=(h-i)	$821	$798	$784	$753	$751

Pre-provision net revenue (PPNR) (non-GAAP)	(h)-(a)	$323	$302	$278	$226	$160
Adjusted PPNR (non-GAAP)	(j)-(c)	312	299	278	242	262
Efficiency ratio (non-GAAP) [1]	(c/j)	62.0%	62.5%	64.5%	67.9%	65.1%
1 Excluding both the $9 million gain on sale of our Enterprise Retirement Solutions business and the $4 million gain on sale of a bank-owned property (recorded in dividends and other income), the efficiency ratio for the three months ended June 30, 2024 would have been 65.6%.

ZIONS BANCORPORATION, N.A.
Press Release – Page 21

EFFICIENCY RATIO (NON-GAAP) AND ADJUSTED PRE-PROVISION NET REVENUE (NON-GAAP)

		Twelve Months Ended
(Dollar amounts in millions)		December 31, 2024	December 31, 2023

Noninterest expense (GAAP)	(a)	$2,046	$2,097
Adjustments:
Severance costs		3	14
Other real estate expense		(1)	—
Amortization of core deposit and other intangibles		7	6
Restructuring costs		—	1
SBIC investment success fee accrual		1	—
FDIC special assessment		11	90
Total adjustments	(b)	21	111
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$2,025	$1,986

Net interest income (GAAP)	(d)	$2,430	$2,438
Fully taxable-equivalent adjustments	(e)	45	41
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	2,475	2,479
Noninterest income (GAAP)	(g)	700	677
Combined income (non-GAAP)	(f+g)=(h)	3,175	3,156
Adjustments:
Fair value and nonhedge derivative income (loss)		—	(4)
Securities gains (losses), net		19	4
Total adjustments	(i)	19	—
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$3,156	$3,156

Pre-provision net revenue (PPNR)	(h)-(a)	$1,129	$1,059
Adjusted PPNR (non-GAAP)	(j)-(c)	1,131	1,170
Efficiency ratio (non-GAAP)	(c/j)	64.2%	62.9%